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KPMG LLP
4200 Norwest Center
90 South Seventh Street
Minneapolis, MN  55402







                            INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Advantus Real Estate Securities Fund, Inc.:


We consent to the use of our report included herein and the references to our Firm under the headings "General Information - Service Providers" in Part A and "Financial Statements" in Part B of the Registration Statement.

                                        KPMG LLP


Minneapolis, Minnesota
November 23, 1999